                                                      Rule 424(b)(3)
                                               Registration No. 333-53819



                  PRICING SUPPLEMENT NO. 2244 DATED JANUARY 12, 1999 TO PROSPECTUS SUPPLEMENTAL DATED JUNE 16, 1998
                    AND BASE PROSPECTUS DATED JUNE 5, 1998

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $500,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           1/15/1999


 Maturity Date:                 11/15/1999


 Interest Rate:                 5.180% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


Agent's Commission:             None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $3,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $2,792,863,000 Series C
have been issued.